As filed with the Securities and Exchange Commission on October 30, 2006

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2006


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                       1-5706                   58-0971455
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)

   8000 Tower Point Drive, Charlotte, NC                             28227
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  (Address of principal executive offices)                         (Zip Code)

     Registrant's telephone number, including area code: (704) 321-7380
                                                         --------------

          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure

     As disclosed by Metromedia International Group, Inc. (the "Company") on a Current Report on Form 8-K filed with the United States Securities and Exchange Commission on October 24, 2006, the Company received a letter dated October 24, 2006 from Istithmar PJSC, one of the members of the buying consortium who submitted a preliminary offer to the Company for the acquisition of substantially all of the Company's business interests in the country of Georgia (the "Proposed Transaction"), in which Istithmar had informed the Company that it was not going to participate in the Proposed Transaction and had assigned its proposed stake in the buying consortium to the other members of such group.

     In connection with the letter from Istithmar and the previously announced execution of a letter of intent (the "LOI") by the Company in respect of the Proposed Transaction, the Company received a letter dated October 28, 2006 from Salford Capital Partners ("Salford") and Emergent Telecom Ventures ("Emergent"), the remaining two members of the buying consortium under the LOI, in which Salford and Emergent have confirmed to the Company that (i) they are still interested in proceeding with the Proposed Transaction on the terms contemplated by the LOI and (ii) Salford has agreed to assume the stake of Istithmar in the buying consortium following the decision of Istithmar to no longer participate in the buying group so that the proposed US $480 million purchase price will be funded by equity commitments from Salford and Emergent - such equity presently contemplated to be funded 90% by Salford and 10% by Emergent with the possibility of third parties being invited to join the buying consortium by the remaining members of such group (subject to the prior written consent of the Company).

     Representatives of the Company, Salford and Emergent continue to work and devote all necessary resources toward the execution of definitive agreements in respect of the Proposed Transaction contemplated by the LOI; however, as previously announced, the buying consortium's preliminary proposal contains a number of conditions, including without limitation, the buying consortium's successful completion of due diligence and the satisfaction of certain purchase price assumptions. There can be no assurances that any transaction with the remaining members of the buying consortium or any other party will take place nor can any assurance be given with respect to the timing or terms of any such transaction. Details of the terms of a final agreement, if any, reached between the parties will be disclosed upon signing of definitive agreements.

     The preliminary proposal made by the buying consortium, as affirmed by the remaining members of the group, is non-binding and the Company has agreed, under certain circumstances, to reimburse the members of the buying consortium for a limited amount of its out-of-pocket expenses incurred in connection with their due diligence review and negotiation of definitive agreements. A copy of the October 28, 2006 letter from Salford and Emergent to the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Certain statements above, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in any forward-looking statements. These forward-looking statements represent the Company's judgment as of the date of this Current Report on Form 8-K. The Company is not under, and expressly disclaims any, obligation to update the information in this Current Report on Form 8-K for any future events.

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Item 9.01. Financial Statements and Exhibits

      (d)  Exhibits

      99.1 Letter dated October 28, 2006 from Salford Georgia and Emergent Telecom Ventures to Metromedia International Group, Inc.

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                                    SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    METROMEDIA INTERNATIONAL GROUP, INC.


                                    By: /S/ HAROLD F. PYLE, III
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                                        Name:  Harold F. Pyle, III
                                        Title: Executive Vice President Finance,
                                               Chief Financial Officer and
                                               Treasurer

Date: October 30, 2006
Charlotte, NC